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                                                                     EXHIBIT 5.1

                       OPINION OF MORRISON & FOERSTER LLP

                        [Morrison & Foerster Letterhead]



                               December 21, 1998


uBid, Inc.
2525 Busse Road
Elk Grove Village, Illinois 60007

        Re:   Registration Statement on Form S-8
              uBid, Inc. 1998 Stock Incentive Plan
              Stock Option Agreement between uBid, Inc. and
              Brian A. Williams

Ladies and Gentlemen:

   At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of (i) an aggregate of 1,832,470 shares of your common stock, $.001 par value per share (the "Common Stock") issuable in connection with awards granted pursuant to the uBid, Inc. 1998 Stock Incentive Plan (the "Plan") and (ii) 10,000 shares of Common Stock (the "Williams Shares") issuable upon exercise of options granted pursuant to the Stock Option Agreement (the "Williams Agreement") dated December 4, 1998 by and between uBid, Inc. (the "Company") and Brian A. Williams.

   As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with (i) the adoption of the Plan and the authorization of the issuance of the Common Stock in connection with options granted under the Plan (the "Plan Shares") and (ii) the approval of the Williams Agreement and the authorization of the issuance of the Williams Shares in connection therewith and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of shares under the Plan and pursuant to the Williams Agreement, the Company will receive consideration in an amount not less than the aggregate par value of the Common Stock covered by each such issuance.

   Based upon and subject to the foregoing, it is our opinion that the Plan Shares and the Williams Shares, when issued and outstanding pursuant to the terms of the Plan and the Williams Agreement, respectively, will be validly issued, fully paid and nonassessable Common Stock.

   We consent to the use of this opinion as an exhibit to the Registration Statement referred to above.

                            Very truly yours,

                            /s/  Morrison & Foerster LLP